EXHIBIT 99.1


FOR IMMEDIATE RELEASE                      CONTACT: RONN TOROSSIAN/ERIC GOTTLIEB
                                                    THE MWW GROUP
                                                    212-704-9727
                                                    RONN@MWW.COM/ERICG@MWW.COM


              MEDSTRONG INTERNATIONAL CORPORATION TO OFFER POLICE,
            FIREFIGHTERS AND EMERGENCY PERSONNEL ACROSS AMERICA FREE
                     ACCESS TO THEIR MEDICAL RECORDS ONLINE

ONLINE MEDICAL INFORMATION COMPANY PROVIDES LIFE-SAVING INFORMATION TO HIGH-RISK HEROES AND THEIR FAMILIES; INFORMATION AVAILABLE IMMEDIATELY TO PROFESSIONAL CAREGIVERS AND FAMILIES IN THE EVENT OF AN EMERGENCY



Rancho Palos Verdes, California, March 21, 2002 -- MedStrong International Corporation, (OTC Bulletin Board: MSRG and MSRGW) today announced that it will provide its medical records online product, Patient Data Quickly (PDQ), to all police, firefighters and emergency personnel in America on a complimentary basis. The program being offered nationally through the Company's Medical Records Online division will also extend to immediate family members at no cost.

Jerry R. Farrar, President and Chief Executive Officer of MedStrong stated, "These brave men and women dedicate their lives to this country and are the nation's first line of defense and response in both chaotic and catastrophic events. MedStrong feels the risks of these valiant individuals and their families can be greatly reduced in emergency situations by providing instant access to an individual's medical records online anywhere in the world where there is Internet access in a confidential environment."

"Approximately 300,000 people throughout America and Canada are admitted to emergency rooms every day! Many of them are either very old, very young, or are unable to communicate their individual medical needs to the emergency room doctor, yet time is of the essence," said Joseph Ponticiello, M.D.; Emergency Department, New York United Hospital; Port Chester, NY.

"WITH THE EMERGING RISKS IN THE WORLD TODAY, AS WELL AS THE DOMESTIC THREATS WE FACE, EMERGENCY PREPAREDNESS HAS NOW BECOME THE NUMBER ONE PRIORITY WITH AMERICANS. BY ALLOWING REAL-TIME ACCESS TO MEDICAL RECORDS ONLINE THROUGH PDQ, MEDSTRONG IS OFFERING OUR COUNTRY'S HEROES ONE MORE LINE OF DEFENSE--INFORMATION THAT COULD SAVE THEIR LIVES," ADDED MR. FARRAR.

Beginning April 1, MedStrong will provide the million and a half police, firefighters and emergency personnel nationally exposed to hazards everyday Medstrong's PDQ membership. MedStrong will coordinate the program through the various fire, police and emergency personnel associations throughout America. Emergency personnel can sign up for this offer at the Company's Website: www.medstrong.com.

"THIS GROUP OF COURAGEOUS PROFESSIONALS AND THEIR FAMILIES SHOULD HAVE UNIVERSAL AND COMPLETE ACCESS TO THEIR MEDICAL RECORDS IN THE EVENT OF AN EMERGENCY, AND WE ARE HAPPY TO PROVIDE IT," MR. FARRAR SAID.

In addition to offering on-demand personal medical information via the Web, the PDQ program also includes:

* a network of 300,000 health providers nationally providing deep discounts for PDQ members,

* benefits such as cosmetic dentistry, vision, hearing, prescription drugs, chiropractic value, vitamin discounts, medical equipment rental, podiatry, alternative medicine, and extended senior home healthcare.

THESE HEALTH BENEFITS ARE NOT USUALLY COVERED BY GROUP HOSPITAL INSURANCE PLANS AND SERVE AS ENHANCEMENTS TO THE EVER GROWING NEED TO PROVIDE BETTER PERSONAL CARE AND HOLD DOWN RISING MEDICAL COSTS.

ABOUT MEDSTRONG INTERNATIONAL CORPORATION
-----------------------------------------
MedStrong International Corporation has developed a comprehensive database to store and transfer patient medical records in a secure environment and the software necessary to transfer the information over the Internet allowing for data retrieval. Their Website was formally launched in July, 2001. In addition, MedStrong's offering addresses the emergency and catastrophe segment of healthcare through the availability of medical records anytime, anywhere in the world. The first subscriber sales occurred in the second quarter of 2001. MedStrong provides consumers the ability to store and have access to, or authorize another individual to have access to his or her medical records at any time from anywhere that has Internet access. MedStrong intends this service to provide a consumer with the benefit of having all of his or her medical information in one place so that any attending emergency doctor may access the information when seconds count. This will enhance the quality of patient care in doctors' offices and in emergency rooms across the country and allow doctors to obtain patient medical information, when authorized, through the Internet saving the time and cost of physically transporting medical records between doctors' offices.


                                   SAFE HARBOR

CERTAIN STATEMENTS IN THIS RELEASE SET FORTH MANAGEMENT'S INTENTIONS, PLANS, BELIEFS, EXPECTATIONS OR PREDICTIONS OF THE FUTURE BASED ON CURRENT FACTS AND ANALYSES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE INDICATED IN SUCH STATEMENTS. ADDITIONAL INFORMATION ON FACTORS THAT MAY AFFECT THE BUSINESS AND FINANCIAL RESULTS OF THE COMPANY CAN BE FOUND IN FILINGS OF THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.